THE OPEN LEARNING FOUNDATION

Commercial Non exclusive Licence

1. Background

Set out below are the terms and conditions that govern this licence to use the materials comprising the Bachelors Business Administration [BBA] Degree Programme of the Foundation.

2. Parties

2.1 Open learning foundation (hereinafter referred to as OLF) of 3 Devonshire Street, London, W1W 5BA is the licensor and Shanghai Broadband Network, Inc. using its educational trade name of IE21, (hereinafter referred to as (SBN) of 710 Dong Fang Road, Suite 1212, Tomson Commercial Building, Pudong, Shanghai, P.R. China is the licensee. This licence allows SBN to transfer the same terms and conditions to its parent company, Asia Broadband, Inc., located at 10 Glen Lake Parkway, Suite 130, Atlanta, Georgia 30328 provided both do not operate the licence at the same time.

2.2 The headings used in this agreement are for ease of reference only and shall not affect the interpretation of the agreement.

3. Grant of a licence and supply of materials

3.1 SBN is granted a non-exclusive three-year licence to use the BBA programme materials with Fudan University [also referred to as a single "channel partnership"] in P.R. China. OLF pre-approved channel partnerships of SBN and ASAB may be added to this licence subject to the agreement of the OLF and upon the payment of an additional fee.

3.2 The license only applies to the use of the Bachelors Business Administration programme materials. Additional licences may be acquired at a cost to be agreed by the parties.

4. Fees

4.1 SBN will be liable to pay an annual licence fee, as requested by the Foundation plus individual channel fees.

4.2 The license fee of 3,000 Pound Sterling per annum shall be payable by SBN within 30 days of receipt of the invoice. An additional annual membership fee of 3,000 Pound Sterling shall be payable to the Foundation on the date SBN and its assigned academic institutional channel partnership starts to use the materials [i.e. "use of material " meaning SBN receiving revenues from this program] and annually thereafter for any number of students. The total figure to be paid by SBN is 6,000 Pound Sterling per annum for unlimited use of the materials with students registered at Fudan University in the P.R. of China. Additional channels, once approved, may be added at a fee of 3,000 Pound Sterling per channel.

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4.3 OLF reserves the right to charge interest in respect of the late payment of any sums due under this Agreement, at the rate of 4 per cent above the base rate from time to time of the Bank of England from the due date therefore until payment.

4.4 OLF shall be entitled to vary the Fees not more than once during the currency of this Agreement upon giving not less than 30 days' notice thereof.

4.5 Default of payment of more than three months will automatically make this licence void and the Foundation will take action to recover moneys due.

5. Intellectual Property Rights

5.1 The OLF will provide copies of the materials on a CD-ROM upon receipt of each annual payment.

5.2 Intellectual Property Rights in the materials shall belong to, vest in and be the exclusive property of OLF.

5.3 All and any improvements, modifications and other alterations to the materials or any part thereof shall belong to and shall vest in OLF on creation and SBN shall execute all documents, forms and authorisations and depose to or swear any declaration or oath as may be required for vesting absolutely full right, title, property and interest in OLF.

5.4 Licensee shall not:

-modify, adapt, merge, translate, decompile, disassemble, reverse engineer or reverse compile the whole or any part of the materials save solely for the purposes expressly permitted by and in accordance with s. 296A(1) Copyright Designs and Patents Act 1988 or s. 50B(2) Copyright Designs and Patents Act 1988;

-assign, transfer, sell, lease, rent, charge or otherwise deal in or encumber the materials;

-remove or alter any copyright or other proprietary notice on any of the materials;

-use, copy, assign, rent, loan, charge or otherwise deal in the materials or any part or interest therein or under this Licence except as expressly provided herein.

5.5 Licensee shall:

-Notify OLF immediately of any changes they wish to make to its System; and

-Notify OLF immediately if they become aware of any unauthorised use of the whole or any part of the materials by any third party; and

-without prejudice to the foregoing take all such other steps as shall from time to time be necessary to protect the confidential information and Intellectual Property Rights of OLF in the materials;

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5.6 The Licensee may create electronic versions but it must ensure that all third party IPR is excluded from those versions of the materials. In so doing, the Licensee may not claim any form of IPR in that format.

5.7 The materials are fully licensed for use in print form only with students and staff enrolled on courses of study.

5.8 The Licensee shall indemnify and hold harmless OLF in the event that OLF suffers any loss or damage (whether direct or consequential) as a result of any third party claim based upon an infringement of the third party's Intellectual Property Rights in any jurisdiction of the world.

6. Confidentiality

6.1 Each of the parties hereto undertakes to the other to keep confidential all information (written or oral) concerning the business and affairs of the other that it shall have obtained or received as a result of the discussions leading up to or the entering into of this Agreement save that which is:

-trivial or obvious;

-already in its possession other than as a result of a breach of this clause; or

-in the public domain other than as a result of a breach of this clause.

6.2 Each of the parties undertakes to the other to take all such steps as shall from time to time be necessary to ensure compliance with this provision by its employees agents and sub-contractors.

6.3 OLF shall be entitled to refer to the nature of this agreement and the subject matter hereof in the course of its promotion and marketing.

7. Limitation of liability

7.1 The following provisions set out OLF's entire liability (including any liability for the acts and omissions of its employees agents and sub-contractors) to the Licensee in respect of:

-any breach of its contractual obligations arising under this Agreement; and

-any non-fraudulent representation, statement or tortious act or omission including negligence arising under or in connection with this Agreement.

7.2 Any act or omission on the part of OLF or its employees, agents or sub-contractors falling within the above clause shall for the purposes of this clause be known as a 'Default'.

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7.3 By the provisions of the above clause, OLF's entire liability in respect of any Default shall be limited to damages of an amount equal to the Fees paid in the immediately preceding period of 12 months.

8. Term of the licence and termination of the licence.

8.1 The Licence shall be effective from the date of the first invoice from the Foundation.

8.2 The licence will be reviewed for renewal after completing a second year of operation. It may be renewed for a further period at the discretion of the OLF and following the request of the Licensee. 8.3 The Licensee may withdraw from the agreement after 3 years by giving at least one year's notice or payment in lieu.

8.3 Notice of termination must be received at the OLF registered office a year and a day before the day on which the next fee is due.

8.4 All materials must be returned to OLF when the licence ceases to be in operation.

9 General Provisions

9.1 Translations of the materials may be made at the cost to the Licensee, on the understanding that the IPR in the translations is shared equally between the Licensee and the OLF, the Licensee is required provide a single copy of each translated module to the OLF for its records and use.

9.2 The OLF agrees not to make the translations available for use within the agreed Territory without the agreement of the Licensee for the duration of this licence.

9.3 Should the translations be used outside the agreed University a payment of 1,500 Pound Sterling per annum per entity using the translations will be paid by the Licensee to the OLF for its IPR interests. Failure to disclose the use of the translations or to make payments on the due date will allow the OLF to offer the translated versions to a wider commercial market.

9.4 Should any party acting for the Licensee use the OLF materials for any purpose other than to aid the Licensee provide its contract to Fudan University the entire licence will be forfeited.

9.5 Material provided, from time to time, under this licence must be surrendered when membership ceases and any stored copies, in all formats, be destroyed.

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9.6 The Licensee must not claim to represent the OLF or to speak on its behalf.

9.7.1 The Licensee will obtain a Letter of Permission or similar official designation from OLF indicating SBN and ASAB's rights and use of OLF's IPR material stated within this agreement.

9.7.2 The Licensee has option to indicate its licensing arrangement with OLF in promotional materials in a fashion pre-approved by OLF.

9.7.3 The Licensee has the option to utilize its trademark information /logos jointly with the trademarks of OLF and its channels partner(s) upon pre-approved agreement by all parties.

Agreed for the Open Learning Foundation (OLF)

Signed /s/ signed Date 29/07/04.

Agreed for Shanghai Broadband Network, Inc., (SBN)

Signed /s/ signed Date 29/07/04